EXHIBIT 99.2

PeopleCube Holding BV
d/b/a PeopleCube

PeopleCube Holding BV d/b/a PeopleCube
Consolidated Balance Sheets
June 30, 2012
(Unaudited)

	June 30, 2012 Restated
Assets
Current assets:
Cash and cash equivalents	$
Accounts receivable, net		2,607,858
Prepaid expenses and other current assets		46,661
Total current assets		2,654,519

Property and equipment, net		116,550
Goodwill		2,696,616
Intangible assets, net		2,672,895
Other assets		77,006
Total assets		$8,217,586

Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable		881,625
Accrued expenses		409,345
Capital leases		8,258
Related parties notes payable		565,230
Notes payable		622,239
Deferred revenue		5,480,481
Total current liabilities		7,967,178

Long-term liabilities:
Capital leases, net of current portion		21,461
Notes payable, net of current portion		426,671
Deferred revenue, net of current portion		90,922
Deferred tax liability		291,136
Total long-term liabilities		8,797,368

Stockholders' equity:
Common stock, $.014 par value; 9,000,000 shares authorized; 2,472,550 shares issued, and outstanding at June 30, 2012		34,616
Additional paid-in capital		13, 632,951
Accumulated deficit		(14,483,251)
Accumulated other comprehensive income		235,902
Total stockholders' equity(deficit)		(579,782)
		$8,217,586

The accompanying notes are an integral part of these consolidated financial statements.

PeopleCube Holding BV d/b/a PeopleCube
Consolidated Statements of Operations
For the six months ended June 30, 2012 and 2011
(Unaudited)

	Six months ended June 30, 2012 Restated	Six months ended June 30, 2011 Restated
Revenues	$4,889,561	$4,469,665
Cost of sales	498,098	789,449
Gross Margin	4,391,463	3,680,216

Operating Expenses
Selling, general and administrative	4,067,870	4,563,472
Research and development	705,646	729,449

Total operating expenses	4,773,516	5,292,921

Loss from Operations	(382,053)	(1,612,705)

Other expenses
Other expense, net	11,836	(89,958)
Interest expense	41,520	41,940

Net Loss	$(435,409)	$(1,564,687)

The accompanying notes are an integral part of these consolidated financial statements.

PeopleCube Holding BV d/b/a PeopleCube
Consolidated Statements of Cash Flows
For the Six months ended June 30, 2012 and 2011
(Unaudited)

	Six months ended June 30, 2012 Restated	Six months ended June 30, 2011 Restated
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(435,409)	$(1,564,687)
Adjustments to reconcile net loss to net cash used in operations:
Depreciation and amortization	479,202	523,305
Deferred tax liability	(30,485)	(22,864)
Stock based compensation	24,055	167,742

Changes in operating assets and liabilities:
(Increase) decrease in assets:
Accounts receivable	(260,550)	(768,128)
Prepaid expenses and other current assets	66,722	147,604
Increase (decrease) in liabilities:
Accounts payable	520,969	272,984
Accrued expenses	(119,417)	12,790
Deferred revenue	(12,046)	718,791
Net cash provided by /(used in) operating activities	233,041	(512,463)

CASH FLOWS FROM INVESTING ACTIVITIES:
Purchases of property and equipment	(40,732)	(32,009)
Acquisitions, net of cash acquired	-	(699,578)
Net cash (used in)/provided by investing activities	(40,732)	(731,587)

CASH FLOWS FROM FINANCING ACTIVITIES:
Payments on capital leases	(13,382)	(17,640)
Proceeds from on Term loan		1,600,000
Repayments on term loan	(320,000)	(419,937)
(Increase) decrease in restricted cash	386,325	(405,904)
Repayments on acquisition note payable	(460,271)	(100,000)
Net cash provided by/(used in) financing activities	(407,328)	656,519

Effect of exchange rates on cash	(19,459)	(25,028)

Net decrease in cash and equivalents	(234,479)	(612,559)
Cash and equivalents at beginning of period	234,479	867,715
Cash and equivalents at end of period	$-	$255,156

The accompanying notes are an integral part of these consolidated financial statements.

Notes to Unaudited Financial Statement

1.	NATURE OF BUSINESS

PeopleCube Holding BV was incorporated under the laws of the Netherlands on July 17, 2007. In July 2007, PeopleCube Holding BV acquired Meeting Maker Holding BV (d/b/a PeopleCube) and its subsidiaries Meeting Maker United States, Inc., incorporated under the laws of the state of Delaware on February 15, 2000, and Meeting Maker Limited, incorporated under the laws of the United Kingdom on September 15, 2005. PeopleCube Holding BV, Meeting Maker Holding BV, Meeting Maker Limited and Meeting Maker Limited’s wholly owned subsidiary BusinessSolve Ltd., and Meeting Maker United States, Inc. (collectively, the Company) develop, market and sell software products and services. The Company is a leading provider of workplace, resource and energy management technology. The Company provides scheduling software to optimize space, resources and energy for a sustainable and cost effective workspace.

The consolidated financial statements have been prepared in conformity with the rules and regulations of the Securities and Exchange without audit. They do not include all of the information and footnotes required by U.S. generally accepted accounting principles for complete financial statements. The unaudited interim consolidated financial statements have been prepared on the same basis as the Company’s annual consolidated financial statement and, in the opinion of the Company’s management, reflect all adjustments consisting of normal recurring adjustments considered necessary to present fairly the Company’s results of its operations and its cash flows for the six month periods ended June 30, 2012 and 2011.

Restatement of Previously Issued Financial Statements

Subsequent to the issuance of the Company’s consolidated financial statements for the six-month periods ended June 30, 2012 and 2011, the Company determined that certain adjustments were needed to conform the financial statements with generally accepted account principles.  These financial statements and footnotes have been restated to reflect the adjustments. As a result of these amendments, total net assets as of June 30, 2012 increased by $83,563 or 1%, total long term liabilities decreased by $10,599 or less than 1%, and stockholders’ equity increased by $94,163 or 14%.  During the six month period ended June 30, 2012 gross margins decreased by $113,000 or 3%, operating expenses decreased by $504,610 or 10% and net loss decreased/improved by $351,096 or 43%. During the six month period ended June 30, 2012 cash flow from operating activities increased by $361,846, cash flow from investing activities decreased by $31,988, cash flow from financing activities decreased by $320,000, and the effect of exchange rates on cash increased by $10,029. Overall cash flow for the period remains unchanged as a decrease of $254,365.

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

The accompanying consolidated financial statements reflect the application of certain significant accounting policies, as described in this note and elsewhere in the accompanying consolidated financial statements and notes.

Basis of Presentation

The financial statements have been prepared in accordance with accounting standards set by the Financial Accounting Standards Board ("FASB").  The FASB sets generally accepted accounting principles ("GAAP") to ensure financial condition, results of operations, and cash flows are consistently reported.  References to GAAP issued by the FASB in these footnotes are to the FASB Accounting Standards Codification ("ASC").

Principles of Consolidation

The accompanying unaudited financial statements include the results of operations of Meeting Maker United States, Inc., Meeting Maker Limited and Meeting Maker Limited’s wholly owned subsidiary BusinessSolve Ltd., which was acquired in February, 2011 (Note 3).  All significant intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates

The preparation of financial statements in conformity with GAAP in the United States requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. The most significant estimates included in the financial statements pertain to revenue recognition, the allowance for doubtful accounts receivable, the valuation of long term assets including goodwill, intangibles and deferred tax assets.

Fair Value of Financial Instruments

The Company’s financial instruments consist principally of cash and cash equivalents, accounts receivable, accounts payable and notes payable. The carrying value of these instruments approximates their fair value, principally because of the short term maturity of these items.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Cash and Cash Equivalents

The Company considers all highly liquid investments with original maturities of 90 days or less to be cash equivalents.

Accounts Receivable

Accounts receivable are stated at the amount management expects to collect from outstanding balances. An allowance for doubtful accounts is provided for those accounts receivable considered to be uncollectible, based upon historical experience and management’s evaluation of the outstanding accounts receivable at the end of the year.  Uncollectible amounts are written off against the allowance after all collection efforts have been exhausted. At June 30, 2012, the allowance for doubtful accounts was $173,421.

Property and Equipment

Property and equipment are stated at cost. Assets acquired and improvements thereon are capitalized; ordinary repairs and maintenance are charged to expense as incurred. Depreciation is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Asset Classification	Useful Life

Computer equipment	3-5 years
Furniture and fixtures	7-10 years
Leasehold improvements	Shorter of estimated useful life of lease period or improvement

Intangible Assets

The Company’s intangible assets consist of a trademarks, a tradename, technology licenses, customer lists, and a non-compete agreement, all of which were acquired through the 2007 acquisition of Meeting Maker Holding BV and the 2011 acquisition of BusinessSolve, Ltd (see Note 3). Separable intangible assets that are deemed to have a finite life are amortized over their useful lives.  Amortization is provided on a straight-line basis over the estimated useful lives of the assets as follows:

Asset Classification	Useful Life

Trademark and Tradename	8 years
Technology	10 years
Customer lists	5 years
Non-compete agreements	2 years

Long-Lived Assets

The Company accounts for its long-lived assets in accordance with ASC 360, Property, Plant and Equipment. This statement requires that long-lived assets and certain identifiable intangible assets be reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. The carrying amount of a long-lived asset is not recoverable if it exceeds the sum of the undiscounted cash flows expected to be generated by the asset. As of June 30, 2012 and 2011, the Company has not identified any impairment of its long-lived assets.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Goodwill

Goodwill is evaluated for impairment at least annually, or more frequently, if events or changes in circumstances indicate that an asset might be impaired. Evaluation is performed using a two-step process.  The first step compares the book value of the Company’s reporting unit to its estimated fair value.  The second step of the goodwill impairment test, which is only required when the net book value of the reporting unit exceeds the fair value, compares the implied fair value of goodwill to its book value to determine if an impairment is required.

Determining the fair value of a reporting unit is a judgment involving significant estimates and assumptions.  These estimates and assumptions include revenue growth rates and operating margins used to calculate projected future cash flows, risk-adjusted discount rates, and future economic and market conditions.  The Company bases its fair value estimates on assumptions that management believes to be reasonable, however actual future results may differ from these estimates. There was no impairment of goodwill for the six months periods ended June 30, 2012 and 2011, respectively.

Revenue Recognition

The Company generates revenue from the sale of perpetual software licenses, maintenance and support services, professional services and software subscription services.  In general the Company recognizes revenue when all of the following criteria have been met; (a) persuasive evidence of an arrangement with the customer exists; (b) delivery has occurred or services have been rendered ; (c) the fees for the arrangement are fixed or determinable; and (d) collectability is reasonable assured.

Sales of perpetual software licenses are accounted for in accordance with ASC 985-605, Revenue Recognition – Software.  Revenue from arrangements where multiple products or services are bundled together under one contract is allocated using the residual method, whereby revenue is attributed first to the undelivered elements (i.e. maintenance and support, and professional services) based on vendor-specific objective evidence (VSOE) of the fair value of the undelivered elements. The remainder of the total contract value is then attributed to the software license.  VSOE is based upon the price charged when an element is sold separately.  If VSOE does not exist for any of the undelivered elements, the entire arrangement fee is recognized upon delivery of all elements or over the period of the longest service commitment of the arrangement.

Revenue for professional services, including consulting, implementation of perpetual licenses and training, are typically recognized upon performance of the services.  Revenue from maintenance and support agreements is recognized ratably over the period of the agreement, which is typically 1 to 3 years.

The Company also licenses its software pursuant to hosted software subscription agreements.  Pursuant to these agreements, the customer does not have the contractual right to take possession of the software.  Accordingly, these arrangements are accounted for as subscriptions with the fee recognized as revenue ratably over the subscription period. Implementation fees associated with subscription agreements are deferred and recognized over the longer of the contractual term or the estimated period that the customer will use the software.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Research and Development and Software Development Costs

Costs incurred in research and development are expensed as incurred.  FASB ASC 985-20, Software - Costs of Software to be Sold, Leased, or Marketed, requires capitalization of certain computer software development costs incurred after technological feasibility is established and ceases when the product is available for general release. The establishment of technological feasibility and the ongoing assessment of recoverability of capitalized software development costs require considerable judgment by management concerning certain external factors including, but not limited to, technological feasibility, anticipated future gross revenue, estimated economic life, and changes in software and hardware technologies. There is generally a limited passage of time between achievement of technological feasibility and the availability of the Company’s product for general release.  Because no significant costs have been incurred during this time, the Company has not capitalized any software development costs to date.

Income Taxes

The Company accounts for income taxes in accordance with ASC Topic 740, Income Taxes. ASC 740 requires the use of the asset and liability method of accounting for income taxes. The current or deferred tax consequences of a transaction are measured by applying the provisions of enacted tax laws to determine the amount of taxes payable currently or in future years. Deferred tax assets and liabilities are determined based on the difference between the financial statements and tax basis of assets and liabilities and expected future tax consequences of events that have been included in the financial statements or tax returns using enacted tax rates in effect for the year in which the differences are expected to reverse. Under this method, a valuation allowance is used to offset deferred taxes if, based upon the available evidence, it is more likely than not that some or all of the deferred tax assets may not be realized. Management annually evaluates the recoverability of deferred taxes and the adequacy of the valuation allowance.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC 718, Compensation – Stock Compensation.  ASC 718 requires all share-based payments to employees, including grants of employee stock options and modifications to existing stock options and restricted share plans, to be recognized in the statement of operations based on their fair values. There were no grants made during 2012. For the period ended June 30, 2012, the Company recorded stock-based compensation expense estimates of $24,055 in connection with share based payment awards from prior years.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Comprehensive Loss

ASC 220, Comprehensive Income, requires disclosure of all components of comprehensive income (loss).  Comprehensive income (loss) is defined as the change in stockholders’ equity of a business enterprise during a period from transactions and other events and circumstances from non-owner sources.  Comprehensive losses for the periods ended June 30, 2012 and 2011 includes the reported net loss, and the change in the cumulative translation adjustment account of $10,029 and $46,849, respectively.

	2011	2010

Net loss	$(435,409)	$(1,564,687)
Cumulative translation adjustments	10,029	46,849
Comprehensive loss	$(425,380)	$(1,517,838)

Foreign Currency Translation

The Company’s functional currency is the U.S. dollar.  The functional currency of the Company’s subsidiaries in the United Kingdom and the Netherlands is the local currency.  The Company translates the financial statements of the subsidiaries in the United Kingdom and the Netherlands in accordance with ASC 830, Foreign Currency Matters. In translating the accounts of the foreign subsidiary into U.S. dollars, assets and liabilities are translated at the rate of exchange in effect at year end, while stockholders’ equity is translated at historical rates. Revenue and expense accounts are translated using the weighted-average exchange rate in effect during the year. Gains and losses from foreign currency translation are credited or charged to accumulated other comprehensive income, included in stockholders’ equity (deficit) in the accompanying consolidated balance sheets.

The transaction losses for the periods ended June 30, 2012 and 2011 were $53,533 and $25,028 respectively; these amounts are recorded in other expense, net, in the consolidated statements of operations for the years then ended.

2.            SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES...continued

Concentrations of Credit Risk and Significant Customers

Financial instruments that subject the Company to significant concentrations of credit risk consist primarily of cash and cash equivalents and accounts receivable. The Company’s cash equivalents are invested in accredited financial institutions and the Company has not experienced any losses in such accounts.  The Company believes it is not exposed to any significant risk on cash and cash equivalents.  Concentration of credit risk with respect to accounts receivable is limited to customers to whom the Company makes significant sales. To control credit risks, the Company performs regular credit evaluations of its customers’ financial condition, and maintains allowances for potential credit losses, but does not require collateral or other security to support customer receivables.

For the period ended June 30, 2012, the Company did not have any customer who represented at least 10% of revenue and did not have any customer who represented 10% of accounts receivable at period end.

For the period ended June 30, 2011 the Company did not have any customer who represented at least 10% of revenue or of accounts receivable at period end.

Advertising Costs

Advertising costs are expensed as incurred. Advertising expense was $29,493 and $70,735, respectively, for the fiscal periods ended June 30, 2012 and 2011.

3.            ACQUISITION OF BUSINESSSOLVE LTD.

On February 14, 2011, the Company’s subsidiary Meeting Maker Limited acquired 100% of the outstanding equity of BusinessSolve, Ltd., a British competitor in the workplace and resource management scheduling software business.

The purchase agreement required a payment of 500,000 GBP ($800,050 as of February 14, 2011) at closing, plus 500,000 GBP ($800,050 as of February 14, 2011) to be paid in eight equal quarterly installments beginning April 1, 2011.  The Company recorded the future purchase price as a note payable at its estimated fair value of $746,605, resulting in a $53,445 debt discount. The debt discount is being accreted to interest expense through the date of the last quarterly payment (see Note 6).

Acquisition related costs which are included in the accompanying consolidated statement of operations for the period ended June 30, 2011 were approximately $84,000.  The purchase agreement also required the Company to fund an escrow account for 250,000 GBP ($405,905 as of June 30, 2011) to partially secure the future purchase price payments.  The Company repaid the acquisition note payable in full during the six months ended June 30, 2012 (see Note 6).

3.            ACQUISITION OF BUSINESSSOLVE LTD....continued

The following table summarizes the estimated fair value of the assets acquired and liabilities assumed at the date of acquisition and have been assigned to BusinessSolve, Ltd.

Cash	$100,472
Accounts receivable	358,292
Prepaid expenses and other assets	11,182
Intangible assets	1,160,000
Goodwill	668,717
Accounts payable and accrued expenses	(28,514)
Deferred tax liability	(377,354)
Deferred revenue	(346,140)

Net assets acquired	$1,546,655

Goodwill arising from the acquisition is largely due to the synergies and economies of scale expected as well as the expansion of the geographic distribution territory and additional product lines that can be distributed to the existing customer base.

The estimated values of current assets and liabilities, excluding deferred revenue, were based upon their historical carrying values on the date of acquisition due to their short-term nature. Deferred revenue was valued at the estimated cost to fulfill the assumed obligations, plus a reasonable profit margin.  The Company determined the estimated fair value of the identifiable intangible assets after review and consideration of relevant information including discounted cash flow analyses, market data and management’s estimates.  The value attributed to the identifiable intangible assets included $100,000 in a trade name, $720,000 in customer relationships, $230,000 in acquired technology and $110,000 in non-compete agreements.  The intangible assets are being amortized over a range of two to eight years and a weighted average period of 6 years. Goodwill and identifiable intangibles from the acquisition are not deductible for tax purposes therefore a deferred tax liability of $377,354 was recorded as a component  of the transaction.

4.	PROPERTY AND EQUIPMENT

Property and equipment consisted of the following at June 30:

2012

Computer equipment and software	$1,090,598
Furniture and fixtures	54,342
Leasehold improvements	49,626
1,194,566
Less - accumulated depreciation and amortization	1,078,019

$116,547

Total depreciation expense for the ended June 30, 2012 and 2011 was $38,284 and $52,909 respectively.

5.	INTANGIBLE ASSETS AND GOODWILL

Intangible assets consisted of the following at June 30:

2012

Trademark	$570,000
Tradename	1,330,000
Technology	2,260,000
Customer lists	2,600,000
Non-compete agreements	110,000
6,870,000
Less - accumulated amortization	4,260,782

$2,609,218

Total amortization expense for the period ended June 30, 2012 and 2011 was $440,917 and $470,396, respectively.

6.	DEBT

Lines of Credit

In July 2008, the Company entered into a revolving line of credit agreement with a bank that provided for up to $500,000 of borrowings based upon specified levels of qualified accounts receivable. Borrowings bore interest at the prime rate plus 1.0%. There was no outstanding balance on the line of credit at December 31, 2011, and the line of credit was closed on February 11, 2011.

Notes Payable

In June 2008, the Company entered into a Loan and Security Agreement with a bank for a $1,300,000 term loan, secured by the Company’s assets. The term loan carried interest at the greater of the prime rate, at the time of borrowing, plus 2.25% or 7.00%, and was due in 36 equal monthly installments.  As of December 31, 2010, the Company had an outstanding balance on the term loan of $130,000 and on February 9, 2011 the outstanding balance was repaid in full with proceeds from the term loan entered into on February 8, 2011 that is described below.

In July 2009, the Company entered into a Loan and Security Agreement with a bank for a $400,000 term loan, secured by the Company’s assets. The term loan carried interest at the greater of the prime rate, at the time of borrowing, plus 2.25% or 6.00%, and was due in 36 equal monthly installments. As of December 31, 2010, the Company had an outstanding balance on the term loan of $288,889, and on February 9, 2011 the outstanding balance was repaid in full with proceeds from the term loan entered into on February 8, 2011 that is described below.

On February 8, 2011, the Company entered into a Loan and Security Agreement with another bank for a $1,600,000 term loan, secured by all of the Company’s assets. The proceeds of the loan were used to repay all then outstanding debt obligations and to fund the acquisition of BusinessSolve, Ltd., as discussed in Note 3. The term loan carries interest at the prime rate plus 3.00% (6.25% as of June 30,  2012), and is due in 30 equal monthly installments beginning on September 1, 2011.  As of June 30, 2011, the Company had an outstanding balance on the term loan of $1,066,667.

6.	DEBT...continued

The Company’s purchase agreement for BusinessSolve, Ltd. requires the Company to pay 500,000 GBP ($800,050 as of February 14, 2011) in eight equal quarterly installments beginning April 1, 2011.  The payments have no stated interest rate however the Company estimated the fair value of the payments at their net present value of $746,605, resulting in a $53,445 debt discount.  The debt discount is being accreted to interest expense through the date of the last quarterly payment using the effective interest rate method.  As of June 30, 2012, the Company has paid off the full amount of the obligation in installments and accreted $53,445 of the debt discount as interest expense.

Related Parties Notes Payable

In October 2011, the Company entered into a Note Purchase Agreement with certain investors and executives of the Company for an aggregate amount of $547,500, secured by the Company’s assets; the Company received $532,500 as of December 31, 2011, and the remaining $15,000 was received in January 2012. The proceeds of the notes were used to fund working capital needs. Each note accrues interest at 12% and a premium of 30% of the principal balance will be paid on the earlier of a sale of substantially all of the Company’s stock or assets, or December 31, 2012. The Company is accreting the lenders premium through the stated maturity date of the agreement using the effective interest rate method. For the year ended December 31, 2011, the Company accreted $20,910 of the premium as additional interest expense and the carrying value of the debt is $553,410 and recorded as related parties notes payable on the accompanying consolidated balance sheets. The notes are subordinate to the February 8, 2011 term loan described above. As of July 9, 2012 these notes were paid off by Meeting Maker Holding BV as a condition of its obligations under the Stock Purchase Agreement (“SPA”) entered into effective July 1, 2012 (see Note 9).

Related Parties Notes Payable...continued

Aggregate future maturities of the Company’s debt obligations are as follows as of June 30, 2012:

2012	$1,237,100
2013	736,581
2014	106,640

$2,080,321

7.	COMMITMENTS AND CONTINGENCIES

Operating Leases

The Company leases certain office facilities under operating lease agreements that expire through December 2017. The following is the approximate future minimum lease payment under leases as of June 30, 2012:

2012	$118,786
2013	225,709
2014	200,362
2015	53,704
2016	53,704
Thereafter	4,475

Total	$656,740

Rent expense was $220,552 and $243,604 for the periods ended June 30, 2012 and 2011, respectively.

Capital Leases

The Company has various lease financing agreements with various lenders which are used to finance capital expenditures for equipment.  During 2011, the Company entered into four additional capital lease agreements totaling $26,458. Interest expense related to the Company’s leases was $6,667 and $8,617 for the periods ended June 30, 2012 and 2011, respectively.

The gross carrying amount of property and equipment under capital lease and related accumulated amortization has been included in property and equipment in the consolidated balance sheets.  Amortization relating to capital leases has been included in depreciation expense.

Future minimum lease payments under capital leases at June 30, 2012 are as follows:

2012	$14,070
2013	14,663
2014	4,458
33,191
Less - amount representing interest	3,472
Present value of minimum capital lease payments	29,719
Less - current portion	8,258

Obligations under capital leases, excluding current portion	$21,461

8.	401(k) PLAN

The Company maintains a 401(k) plan (the Plan) covering all eligible employees, as defined. The Plan allows eligible employees to make contributions up to 100% of their pretax annual compensation, as defined by the Plan, subject to certain IRS limitations. Under the Plan, the Company may make discretionary contributions at the end of each plan year. The Company made a contribution of $6,005 and $4,801 for the periods ended June 30, 2012 and 2011.

9.            SUBSEQUENT EVENTS

The Company has evaluated subsequent events through September 17, 2012, the date on which the financial statements were available to be issued. No events, other than that described below, have occurred subsequent to June 30, 2012 that requires adjustment to or disclosure in these financial statements.

On July 1, 2012 the Company sold all of its issued and outstanding shares of its operating subsidiary, Meeting Maker – United States, Inc., pursuant to a Stock Purchase Agreement with Asure Software, Inc. (“Asure”). The aggregate consideration received consisted of (i) $9.8 million in cash, subject to a post-closing working capital adjustment, (ii) 255,000 shares of Asure’s common stock, and (iii) an additional $3 million in cash that is  due on October 31, 2014, subject to offset of any amounts owed under the indemnification provisions of the Stock Purchase Agreement.